Exhibit 99.1

Broadcom Limited Announces Second Quarter

Fiscal Year 2016 Financial Results and Interim Dividend

•	Quarterly GAAP gross margin of 30 percent; Quarterly non-GAAP gross margin from continuing operations of 60 percent

•	Quarterly GAAP diluted loss per share of $3.02; Quarterly non-GAAP diluted earnings per share from continuing operations of $2.53

•	Quarterly interim dividend of 50 cents per share

SAN JOSE, Calif., and SINGAPORE – June 2, 2016 – Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today reported financial results for the second quarter of its fiscal year 2016, ended May 1, 2016, and provided guidance for the third quarter of its fiscal year 2016.

Recent Developments

Broadcom Limited is the successor to Avago Technologies Limited (“Avago”). Following Avago’s acquisition of Broadcom Corporation (“BRCM”) on February 1, 2016 (the “Acquisition”), Broadcom Limited became the ultimate parent company of Avago and BRCM. Financial results for the fiscal periods prior to the Acquisition relate solely to the Company’s predecessor, Avago. Unless the context otherwise requires, references in this press release to “Broadcom,” “the Company,” “we,” “our,” “us” and similar terms are to Broadcom Limited from and after the effective time of the Acquisition and, prior to that time, to its predecessor, Avago. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented below, unless otherwise stated.

Second Quarter Fiscal Year 2016 GAAP Results

Net revenue was $3,541 million, an increase of 100 percent from $1,771 million in the previous quarter and an increase of 119 percent from $1,614 million in the same quarter last year.

Gross margin was $1,046 million, or 30 percent of net revenue. This compares with gross margin of $941 million, or 53 percent of net revenue in the prior quarter, and gross margin of $846 million, or 52 percent of net revenue in the same quarter last year.

Operating expenses were $2,047 million. This compares with $466 million in the prior quarter and $428 million for the same quarter last year.

Operating loss was $1,001 million, or 28 percent of net revenue. This compares with operating income of $475 million, or 27 percent of net revenue, in the prior quarter, and $418 million, or 26 percent of net revenue, in the same quarter last year.

Net loss, which includes the impact of discontinued operations, was $1,255 million, or $3.02 per diluted share. This compares with net income of $377 million, or $1.30 per diluted share, for the prior quarter, and $344 million, or $1.21 per diluted share in the same quarter last year.

Net loss attributable to ordinary shares was $1,186 million. Net loss attributable to noncontrolling interest (restricted exchangeable limited partnership units (“REUs”) in the Company’s subsidiary, Broadcom Cayman L.P. (the “Partnership”)) was $69 million.

Second Quarter Fiscal Year 2016 GAAP Results				Change
(Dollars in millions, except per share data)	Q2 16	Q1 16	Q2 15	Q/Q		Y/Y
Net revenue	$3,541	$1,771	$1,614		+100%		+119%
Gross margin	30%	53%	52%		-23ppt		-22ppt
Operating expenses	$2,047	$466	$428	+$	1,581	+$	1,619
Net income (loss)	$(1,255)	$377	$344	-$	1,632	-$	1,599
Net loss attributable to noncontrolling interest	$(69)	$—	$—	-$	69	-$	69
Net income (loss) attributable to ordinary shares	$(1,186)	$377	$344	-$	1,563	-$	1,530
Earnings (loss) per share - diluted	$(3.02)	$1.30	$1.21	-$	4.32	-$	4.23

The Company’s cash balance at the end of the second fiscal quarter was $2,041 million, compared to $2,169 million at the end of the prior quarter.

The Company generated $622 million in cash from operations and spent $158 million on capital expenditures in the second fiscal quarter of 2016. During the quarter, the Company repaid $565 million of its outstanding term loans.

On March 31, 2016, the Company paid a cash dividend of $0.49 per ordinary share, totaling $193 million. On the same date, the Partnership, of which the Company is the General Partner, paid holders of REUs a corresponding distribution of $0.49 per REU, totaling $11 million.

Second Quarter Fiscal Year 2016 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $3,562 million, an increase of 100 percent from $1,782 million in the previous quarter, and an increase of 117 percent from $1,645 million in the same quarter last year.

Gross margin from continuing operations was $2,138 million, or 60 percent of net revenue. This compares with gross margin of $1,089 million, or 61 percent of net revenue, in the prior quarter, and gross margin of $998 million, or 61 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $1,329 million, or 37 percent of net revenue. This compares with operating income from continuing operations of $783 million, or 44 percent of net revenue, in the prior quarter, and $701 million, or 43 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $1,120 million, or $2.53 per diluted share. This compares with net income of $710 million, or $2.41 per diluted share last quarter, and net income of $620 million, or $2.13 per diluted share, in the same quarter last year.

Second Quarter Fiscal Year 2016 Non-GAAP Results				Change
(Dollars in millions, except per share data)	Q2 16	Q1 16	Q2 15	Q/Q		Y/Y
Net revenue	$3,562	$1,782	$1,645		+100%		+117%
Gross margin	60%	61%	61%		-1ppt		-1ppt
Operating expenses	$809	$306	$297	+$	503	+$	512
Net income	$1,120	$710	$620	+$	410	+$	500
Earnings per share - diluted	$2.53	$2.41	$2.13	+$	0.12	+$	0.40

“We delivered solid second quarter revenue, while exceeding EPS expectations for our first quarter operating as a combined company. Our increased scale and diversity is already proving very resilient, with strong product cycles in our now largest segment, wired, offsetting weaker demand in our enterprise storage and wireless segments,” said Hock Tan, President and CEO of Broadcom Limited. “We are expecting a robust third quarter, led by strong growth in wireless revenue, and continued strength in wired networking, and remain confident in our ability to leverage earnings growth as we work towards full integration and achievement of our operating model.”

Other Quarterly Data

	Q2 16		Q1 16		Q2 15		Growth Rates
							Q/Q	Y/Y
Net revenue by segment:
Wired infrastructure	$2,060	58%	$386	22%	$382	23%	434%	439%
Wireless communications	792	22	578	33	576	36	37%	38%
Enterprise storage	525	15	678	38	467	29	-23%	12%
Industrial & other	164	5	129	7	189	12	27%	-13%

Total net revenue	$3,541	100%	$1,771	100%	$1,614	100%

	Q2 16		Q1 16		Q2 15		Growth Rates
							Q/Q	Y/Y
Non-GAAP net revenue by segment:
Wired infrastructure (1)	$2,063	58%	$386	22%	$382	23%	434%	440%
Wireless communications	792	22	578	32	576	35	37%	38%
Enterprise storage	525	15	678	38	467	28	-23%	12%
Industrial & other (1)	182	5	140	8	220	14	30%	-17%

Total non-GAAP net revenue	$3,562	100%	$1,782	100%	$1,645	100%

(1)	Non-GAAP data include the effect of acquisition-related purchase accounting revenue adjustment.

Key Statistics (Dollars in millions)	Q2 16	Q1 16	Q2 15
Cash from operations	$622	$474	$663
Depreciation	$107	$60	$58
Amortization	$933	$184	$172
Capital expenditures	$158	$140	$177
Days sales outstanding (“DSO”)	48	55	43
Inventory days on hand (“DOH”)	59	64	68
Non-GAAP DSO	47	54	42
Non-GAAP Inventory DOH	72	64	69

Third Quarter Fiscal Year 2016 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the third quarter of fiscal year 2016, ending July 31, 2016 is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$3,740M +/- $75M	$10M	$3,750M +/- $75M
Gross margin	43.75% +/- 1%	$599M	60.00% +/- 1%
Operating expenses	$1,812M	$1,003M	$809M
Interest and other	$161M	$20M	$141M
Provision for (benefit from) income taxes	($88)M	($147)M	$59M
Diluted share count	419M	30M	449M

•	Non-GAAP net revenue includes $10 million of licensing revenue not included in GAAP revenue, as a result of the effects of purchase accounting for acquisitions;

•	Non-GAAP gross margin includes the effects of $10 million of licensing revenue, and excludes the effects of $356 million of inventory step-up charges to record BRCM inventory at fair value, as part of the purchase accounting for the Acquisition, $210 million of amortization of intangible assets, $15 million of share-based compensation expense, and $8 million of restructuring charges;

•	Non-GAAP operating expenses exclude $732 million of amortization of intangible assets, $206 million of share-based compensation expense, $36 million of restructuring charges, and $29 million of acquisition-related costs;

•	Non-GAAP interest and other excludes $20 million of losses on extinguishment of long-term debt;

•	Non-GAAP tax provision excludes $147 million tax benefit representing the tax effects of the reconciling items noted above; and

•	Non-GAAP diluted share count excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Capital expenditures for the third fiscal quarter are expected to be approximately $230 million. For the third fiscal quarter, depreciation is expected to be $106 million and amortization is expected to be approximately $942 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations, all of which are subject to revision. The guidance also excludes the impact of any additional mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Interim Dividend

The Company’s Board of Directors has approved a quarterly, interim cash dividend of $0.50 per ordinary share. A corresponding distribution will also be paid by the Partnership, of which the Company is the General Partner, to holders of REUs, in the amount of $0.50 per REU.

The dividend and the distribution are both payable on June 30, 2016 to shareholders or unitholders of record, as applicable, at the close of business (5:00 p.m.) Eastern Time on June 17, 2016.

Financial Results Conference Call

Broadcom Limited will host a conference call to review its financial results for the second quarter of its fiscal year 2016, ended May 1, 2016, and to provide guidance for the third quarter of fiscal year 2016, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 6177961. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 6177961. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenues, and excludes amortization of intangible assets, share-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, write-off of debt issuance costs, gain (loss) on extinguishment of debt, income (loss) from and gain (loss) on discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The presentation of these and other similar items in Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of analog and digital semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) the expected benefits of the Acquisition, (ii) our plans, objectives and intentions with respect to future operations and products, (iii) our competitive position and opportunities, (iv) the impact of the transaction on the market for our products, (v) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with our recent acquisition of BRCM, and other acquisitions we may make, including delays, challenges and expenses associated with integrating BRCM and other acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from BRCM and other acquisitions we may make; loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; the significant indebtedness incurred by us in February 2016 in connection with the Acquisition, including the need to generate sufficient cash flows to service and repay such debt; our ability to improve our manufacturing efficiency and quality; increased dependence on a small number of markets; our ability to timely increase our internal manufacturing capacity to meet customer demand; quarterly and annual fluctuations in operating results; cyclicality in the semiconductor industry or in our target markets; global economic conditions and concerns; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; rates of growth in our target markets; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; dependence on and risks associated with distributors of our products; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Broadcom Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 1,	January 31,	May 3,	May 1,	May 3,
	2016	2016	2015	2016	2015
Net revenue	$3,541	$1,771	$1,614	$5,312	$3,249
Cost of products sold:
Cost of products sold	1,437	699	654	2,136	1,344
Purchase accounting effect on inventory	828	—	—	828	4
Amortization of intangible assets	198	130	113	328	226
Restructuring charges	32	1	1	33	3

Total cost of products sold	2,495	830	768	3,325	1,577

Gross margin	1,046	941	846	1,987	1,672
Research and development	787	267	251	1,054	486
Selling, general and administrative	238	114	108	352	225
Amortization of intangible assets	735	54	59	789	118
Restructuring, impairment and disposal charges	287	31	10	318	24

Total operating expenses	2,047	466	428	2,513	853

Operating income (loss)	(1,001)	475	418	(526)	819
Interest expense	(256)	(84)	(53)	(340)	(107)
Loss on extinguishment of debt	(53)	—	(13)	(53)	(13)
Other income (expense), net	(6)	3	12	(3)	16

Income (loss) from continuing operations before income taxes	(1,316)	394	364	(922)	715
Provision for (benefit from) income taxes	(99)	17	25	(82)	38

Income (loss) from continuing operations	(1,217)	377	339	(840)	677
Income (loss) from discontinued operations, net of income taxes	(38)	—	5	(38)	18

Net income (loss)	(1,255)	377	344	(878)	695
Net loss attributable to noncontrolling interest	(69)	—	—	(69)	—

Net income (loss) attributable to ordinary shares	$(1,186)	$377	$344	$(809)	$695

Basic income (loss) per share (1):
Income (loss) per share from continuing operations	$(2.93)	$1.36	$1.31	$(2.31)	$2.63
Income (loss) per share from discontinued operations, net of income taxes	(0.09)	—	0.02	(0.10)	0.07

Net income (loss) per share	$(3.02)	$1.36	$1.33	$(2.41)	$2.70

Diluted income (loss) per share (2):
Income (loss) per share from continuing operations	$(2.93)	$1.30	$1.19	$(2.43)	$2.41
Income (loss) per share from discontinued operations, net of income taxes	(0.09)	—	0.02	(0.11)	0.06

Net income (loss) per share	$(3.02)	$1.30	$1.21	$(2.54)	$2.47

Shares used in per share calculations:
Basic	392	277	258	335	257
Diluted	415	289	284	346	281
Share-based compensation expense included in continuing operations:
Cost of products sold	$13	$6	$6	$19	$12
Research and development	122	28	27	150	46
Selling, general and administrative	51	23	24	74	48

Total share-based compensation expense	$186	$57	$57	$243	$106

(1)	For the fiscal quarter and two fiscal quarters ended May 1, 2016, basic loss per share numerators are reduced by the amount of net loss attributable to noncontrolling interest, which is 5.5% of net loss incurred subsequent to January 31, 2016. The noncontrolling interest is related to the restricted exchangeable partnership units of Broadcom Cayman L.P. (“Partnership REUs”), of which Broadcom Limited is the General Partner.
(2)	For the fiscal quarter and two fiscal quarters ended May 1, 2016, diluted loss per share numerators and denominators include the impact of the noncontrolling interest, which assumes conversion of Partnership REUs to Broadcom ordinary shares. The diluted loss per share calculations include 23 million and 11 million Partnership REUs for the fiscal quarter and two fiscal quarters ended May 1, 2016, respectively, representing an assumed conversion of 100% of the Partnership REUs under the “if converted” method.

BROADCOM LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 1,	January 31,	May 3,	May 1,	May 3,
	2016	2016	2015	2016	2015
Net revenue on GAAP basis	$3,541	$1,771	$1,614	$5,312	$3,249
Acquisition-related purchase accounting revenue adjustment (1)	21	11	31	32	53

Net revenue on non-GAAP basis	$3,562	$1,782	$1,645	$5,344	$3,302

Gross margin on GAAP basis	$1,046	$941	$846	$1,987	$1,672
Acquisition-related purchase accounting revenue adjustment (1)	21	11	31	32	53
Purchase accounting effect on inventory	828	—	—	828	4
Amortization of intangible assets	198	130	113	328	226
Share-based compensation expense	13	6	6	19	12
Restructuring charges	32	1	1	33	3
Acquisition-related costs	—	—	1	—	2

Gross margin on non-GAAP basis	$2,138	$1,089	$998	$3,227	$1,972

Research and development on GAAP basis	$787	$267	$251	$1,054	$486
Share-based compensation expense	122	28	27	150	46
Acquisition-related costs	2	1	3	3	9

Research and development on non-GAAP basis	$663	$238	$221	$901	$431

Selling, general and administrative expense on GAAP basis	$238	$114	$108	$352	$225
Share-based compensation expense	51	23	24	74	48
Acquisition-related costs	41	23	8	64	18

Selling, general and administrative expense on non-GAAP basis	$146	$68	$76	$214	$159

Total operating expenses on GAAP basis	$2,047	$466	$428	$2,513	$853
Amortization of intangible assets	735	54	59	789	118
Share-based compensation expense	173	51	51	224	94
Restructuring, impairment and disposal charges	287	31	10	318	24
Acquisition-related costs	43	24	11	67	27

Total operating expenses on non-GAAP basis	$809	$306	$297	$1,115	$590

Operating income (loss) on GAAP basis	$(1,001)	$475	$418	$(526)	$819
Acquisition-related purchase accounting revenue adjustment (1)	21	11	31	32	53
Purchase accounting effect on inventory	828	—	—	828	4
Amortization of intangible assets	933	184	172	1,117	344
Share-based compensation expense	186	57	57	243	106
Restructuring, impairment and disposal charges	319	32	11	351	27
Acquisition-related costs	43	24	12	67	29

Operating income on non-GAAP basis	$1,329	$783	$701	$2,112	$1,382

Interest expense on GAAP basis	$(256)	$(84)	$(53)	$(340)	$(107)
Acquisition-related costs	106	43	—	149	—

Interest expense on non-GAAP basis	$(150)	$(41)	$(53)	$(191)	$(107)

Income (loss) from continuing operations before income taxes on GAAP basis	$(1,316)	$394	$364	$(922)	$715
Acquisition-related purchase accounting revenue adjustment (1)	21	11	31	32	53
Purchase accounting effect on inventory	828	—	—	828	4
Amortization of intangible assets	933	184	172	1,117	344
Share-based compensation expense	186	57	57	243	106
Restructuring, impairment and disposal charges	319	32	11	351	27
Acquisition-related costs	149	67	12	216	29
Loss on extinguishment of debt	53	—	13	53	13

Income before income taxes on non-GAAP basis	$1,173	$745	$660	$1,918	$1,291

Provision for (benefit from) income taxes on GAAP basis	$(99)	$17	$25	$(82)	$38
Income tax effects of non-GAAP reconciling adjustments	152	18	15	170	37

Provision for income taxes on non-GAAP basis	$53	$35	$40	$88	$75

Net income (loss) on GAAP basis	$(1,255)	$377	$344	$(878)	$695
Acquisition-related purchase accounting revenue adjustment (1)	21	11	31	32	53
Purchase accounting effect on inventory	828	—	—	828	4
Amortization of intangible assets	933	184	172	1,117	344
Share-based compensation expense	186	57	57	243	106
Restructuring, impairment and disposal charges	319	32	11	351	27
Acquisition-related costs	149	67	12	216	29
Loss on extinguishment of debt	53	—	13	53	13
Income tax effects of non-GAAP reconciling adjustments	(152)	(18)	(15)	(170)	(37)
Discontinued operations, net of income taxes	38	—	(5)	38	(18)

Net income on non-GAAP basis	$1,120	$710	$620	$1,830	$1,216

Shares used in per share calculation - diluted on GAAP basis	415	289	284	346	281
Non-GAAP adjustment	27	6	7	22	7

Shares used in per share calculation - diluted on non-GAAP basis(2)	442	295	291	368	288

Days sales outstanding on GAAP basis	48	55	43
Non-GAAP adjustment	(1)	(1)	(1)

Days sales outstanding on non-GAAP basis(3)	47	54	42

Inventory Days on Hand on GAAP basis	59	64	68
Non-GAAP adjustment	13	—	1

Inventory Days on Hand on non-GAAP basis(4)	72	64	69

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(3)	Days sales outstanding on a non-GAAP basis includes the impact of the acquisition-related purchase accounting revenue adjustment and excludes the impact of accounts receivable related to discontinued operations.
(4)	Inventory days on hand on a non-GAAP basis excludes the impact of purchase accounting on inventory, amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, and cost of products sold attributable to discontinued operations.

BROADCOM LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	May 1,	November 1,
	2016	2015 (1)
ASSETS
Current assets:
Cash and cash equivalents	$2,041	$1,822
Trade accounts receivable, net	1,857	1,019
Inventory	1,467	524
Assets held-for-sale	842	22
Other current assets	480	372

Total current assets	6,687	3,759
Property, plant and equipment, net	2,486	1,460
Goodwill	24,776	1,674
Intangible assets, net	16,944	3,277
Other long-term assets	514	345

Total assets	$51,407	$10,515

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$985	$617
Employee compensation and benefits	303	250
Current portion of long-term debt	344	46
Other current liabilities	1,019	206

Total current liabilities	2,651	1,119
Long-term liabilities:
Long-term debt	14,664	3,826
Pension and post-retirement benefit obligations	475	475
Other long-term liabilities	10,855	381

Total liabilities	28,645	5,801

Shareholders’ equity:
Ordinary shares	18,659	2,547
Retained earnings	1,116	2,240
Accumulated other comprehensive loss	(73)	(73)

Total Broadcom Limited shareholders’ equity	19,702	4,714
Noncontrolling interest	3,060	—

Total shareholders’ equity	22,762	4,714

Total liabilities and shareholders’ equity	$51,407	$10,515

(1)	Amounts as of November 1, 2015 have been derived from audited financial statements as of that date.

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 1,	January 31,	May 3,	May 1,	May 3,
	2016	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$(1,255)	$377	$344	$(878)	$695
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,040	244	230	1,284	456
Share-based compensation	198	57	57	255	106
Excess tax from share-based compensation	(35)	(23)	(50)	(58)	(70)
Non-cash portion of debt extinguishment loss	30	—	13	30	13
Non-cash restructuring, impairment and disposal charges	22	22	—	44	5
Gain on sale of business	—	—	—	—	(14)
Deferred taxes	(164)	(8)	4	(172)	(2)
Amortization of debt issuance costs and accretion of debt discount	13	4	7	17	14
Other	22	4	—	26	6
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(128)	(41)	(40)	(169)	24
Inventory	886	34	10	920	43
Accounts payable	(149)	(68)	55	(217)	(23)
Employee compensation and benefits	98	(149)	49	(51)	(41)
Other current assets and current liabilities	70	16	27	86	(18)
Other long-term assets and long-term liabilities	(26)	5	(43)	(21)	(50)

Net cash provided by operating activities	622	474	663	1,096	1,144

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(10,023)	(12)	—	(10,035)	—
Proceeds from sales of businesses	—	68	—	68	650
Purchases of property, plant and equipment	(158)	(140)	(177)	(298)	(339)
Proceeds from disposals of property, plant and equipment	—	—	37	—	63
Purchases of investments	(58)	(1)	(9)	(59)	(9)
Proceeds from sales and maturities of investments	32	—	—	32	—

Net cash provided by (used in) investing activities	(10,207)	(85)	(149)	(10,292)	365

Cash flows from financing activities:
Proceeds from term loan borrowings	15,926	—	—	15,926	—
Debt repayments	(4,828)	(11)	(605)	(4,839)	(617)
Payment of assumed debt	(1,475)	—	—	(1,475)	—
Debt issuance costs	(104)	(4)	—	(108)	—
Dividend payments	(204)	(122)	(99)	(326)	(188)
Issuance of ordinary shares	107	72	79	179	130
Excess tax from share-based compensation	35	23	50	58	70

Net cash provided by (used in) financing activities	9,457	(42)	(575)	9,415	(605)

Net change in cash and cash equivalents	(128)	347	(61)	219	904
Cash and cash equivalents at the beginning of period	2,169	1,822	2,569	1,822	1,604

Cash and cash equivalents at end of period	$2,041	$2,169	$2,508	$2,041	$2,508